Prepared by and upon                                                 EXHIBIT 4.3
recordation please return to:
Gray H. Muzzy
Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Houston, Texas 77002

                                     ACT OF
                          FIRST AMENDMENT OF MORTGAGE,
                SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND
                              FINANCING STATEMENT



THE STATE OF TEXAS       (S)
                         (S)
COUNTY  OF  HARRIS       (S)


     Be it known that on this 23rd day of December, 1996, before me, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid; and therein residing, and in the presence of the undersigned competent witnesses, whose names are subscribed hereto, personally came and appeared:

     FORMAN PETROLEUM CORPORATION, a Louisiana corporation, whose Federal Tax Identification Number is 72-0954774 with a mailing address of 650 Poydras Street, Suite 2200, New Orleans, Louisiana, 70130-6101, appearing herein through Marvin J. Gay, its duly authorized Treasurer, acting pursuant to resolutions of the Board of Directors of such corporation, a certified extract of which are attached hereto ("Mortgagor"), and

     JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, whose Federal Tax Identification Number is 76-0407964 with a mailing address of 1400 Smith Street, Houston, Texas 77002, appearing herein through its general partner Enron Capital Management Limited, a Delaware limited partnership, appearing herein through its general partner Enron Capital Corp., a Delaware corporation, appearing herein through Wynne M. Snoots, Jr., its duly authorized Agent and Attorney-in-Fact ("Mortgagee"), which Mortgagor and Mortgagee through their respective representatives declared unto me, Notary, as follows:

     That, Mortgagor did execute that certain Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated November 21, 1996, before Diane Bailey, Notary Public, which was duly recorded in the Public Records of Jefferson, LaFourche, St. Charles and Terrebonne Parishes, Louisiana, as set forth on Exhibit "A" attached hereto and incorporated herein for all purposes (the "Original Mortgage").

     That, the Original Mortgage was given as security for certain indebtedness described therein owed by Mortgagor to Mortgagee, including any and all future indebtedness owed by Mortgagor to Mortgagee.

     For and consideration of the benefits accruing to each of Mortgagor and Mortgagee, Mortgagor and Mortgagee do hereby agree to amend and modify the Original Mortgage effective for all purposes as of the date hereof, as follows:

     1. Section 1.10. The words "Wynne N. Snoots, Jr." in Section 1.10 are hereby amended to read "Wynne M. Snoots, Jr." and the words "the General Partner of the Lender" in Section 1.10 are hereby amended to read "the general partner of the general partner of the Lender".

     2. Section 1.12. Section 1.12 is hereby amended in its entirety to read as follows:

          "1.12   "MORTGAGE" means this Act of Mortgage, Security Agreement,
     Assignment of Production and Financing Statement, as amended by an Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated effective as of December 16, 1996, as it may be further amended, modified or supplemented from time to time."

     3. Section 1.13. Section 1.13 is hereby amended in its entirety to read as follows:

          "1.13 "MORTGAGEE" means the Lender, its successors and assigns, and any legal owner, holder, assignee or pledgee of the Note."

     4. Section 1.14. Section 1.14 is hereby amended in its entirety to read as follows:

          "1.14 "NOTE" means that certain Promissory Note of Mortgagor payable to the order of the Lender in the original principal amount of $10,000,000.00, dated as of December 16, 1996, and all modifications, amendments, renewals and extensions thereof."

     5. Section 1.15. Clauses (d), (e) and (f) of Section 1.15 are hereby amended in their entirety to read as follows:

     "(d) all sums advanced or costs or expenses incurred by Mortgagee, which are made or incurred pursuant to, or allowed by, the terms of this instrument or any other instrument executed in connection with the Note, including but not limited, that certain Loan Agreement by and between Mortgagor and Mortgagee dated effective as of the effective date of the Note, including but not limited to, all legal fees and all engineering and other costs incurred in connection with Mortgagee's due diligence, plus interest thereon from the date of the advance until reimbursement of Mortgagee charged at the Default Rate; (e) all renewals, extensions, amendments and substitutions of the above whether or not Mortgagor executes any renewal or extension agreement, any amounts due and payable by Mortgagor to ECT Securities Corp. and/or its successors and assigns, including Mortgagee; and (f) any amounts due and payable by Mortgagor under any Price Protection Agreement approved by Mortgagee, including any costs and expenses incurred by any counter-party in connection therewith."

     6. Section 1.21. A new Section 1.21 is hereby added to the Mortgage as follows:

          "1.21 "PRICE PROTECTION AGREEMENTS" means each price swap agreement, option agreement or other agreement entered into by and between Mortgagor and Mortgagee or a counter-party acceptable to Mortgagee pursuant to which the price of Hydrocarbons is hedged by the Mortgagor."

     7. Section 3.2(c). Section 3.2(c) is amended in its entirety to read as follows:

          "(c) Third, to the payment of any then due and owing principal constituting part of the Obligations and any other Obligations then due and payable; and"

     8. Section 4.4(m). Section 4.4(m) is amended by deleting the words ", including reasonable expenditures necessary for completion of the current workover operations in the LaFourche Parish School Board No. 1 Well", and adding the following new sentence to the end thereof:

          "Notwithstanding the foregoing, in the event that the Mortgagor's EBITDA for any calendar month following the date hereof, as evidenced by the monthly Pro Forma Cash Flow Statements to be provided by the Mortgagor to the Mortgagee in accordance with the Loan Agreement, should ever exceed $1,000,000, the Mortgagor may use up to $120,000 of such EBITDA for such month in excess of said $1,000,000, as partial payment of any indebtedness of the Mortgagor to McLain J. Forman, so long as McLain J. Forman has any outstanding indebtedness to Whitney National Bank; provided that the Mortgagor may not use such cash for repayment of indebtedness to McLain J. Forman if, and so long as, a Default (as defined in that certain Loan Agreement by and between Mortgagor and Mortgagee dated of even date with the Note (the "Loan Agreement")) is outstanding and not cured. For purposes of the foregoing, "EBITDA" shall be calculated in a manner consistent with the methodologies reflected in the Pro Forma Cash Flow Report attached to the Loan Agreement, including sources of income and all cost and expense items included in the Pro Forma Cash Flow Report attached to the Loan Agreement".

     9. Section 5.1(a). Subsection 5.1(a) is hereby amended in its entirety to read as follows:

          "(a) Mortgagor or any endorser, guarantor, surety, accommodation party, or other person liable upon or for payment of any of the Obligations secured hereby fails to pay when due any of the Obligations secured hereby or to perform punctually any other obligation, covenant, term or provision contained in or referred to in this instrument or any other instrument executed in connection herewith, including without limitation, the occurrence of an "Event of Default" as defined in that certain Loan Agreement by and between Mortgagor and Mortgagee dated of even date with the Note."

     10. Section 5.2. Section 5.2 is hereby amended by deleting the following words from the first sentence thereof:

     "In addition to the right and privilege to demand payment of Note at any time, as set forth therein, and without limiting the Mortgagee's rights and privileges thereunder."

     11. Section 6.12. The words "c/o Enron Corp." and "Attn: Wynne N. Snoots" in the addresses for Mortgagee in Section 6.12 are hereby amended to read "c/o Enron Capital Corp." and "Attn: Wynne M. Snoots, Jr.", respectively.

     12. Ratification and Reaffirmation. Mortgagor does hereby ratify the Mortgage as being in full force and effect, does hereby covenant and agree that, except as set forth herein the Mortgage has not been amended or modified, and does hereby reaffirm each and every representation and warranty set forth therein as being true and correct as of the date hereof. Mortgagor does hereby affirm unto Mortgagee that Mortgagor, as of the date hereof, has timely performed each and every covenant and obligation under the Mortgage, and that no Event of Default as defined therein, has occurred. This amendment shall be effective for all purposes as of December 16, 1996.

     Thus done and passed in my office in Houston, Harris County, Texas, this 23rd day of December, 1996, in the presence of the undersigned competent witnesses who hereunto sign their names with the Mortgagor, Mortgagee and me, Notary, after due reading of the whole.

                                  MORTGAGOR

Witnesses to all signatures:      FORMAN PETROLEUM CORPORATION


  /s/ Gray H. Muzzy
 -----------------------------
Name: Gray H. Muzzy               By:   /s/ McLain J. Forman
      ------------------------       -------------------------------
                                            McLain J. Forman
  /s/ Harold C. Block                       President
 -----------------------------
Name:  Harold C. Block
     -------------------------

                                  MORTGAGEE:


                                  JOINT ENERGY DEVELOPMENT
                                  INVESTMENTS LIMITED PARTNERSHIP,
                                  a Delaware limited partnership

                                  By:  ENRON CAPITAL MANAGEMENT,
                                       LIMITED PARTNERSHIP, a Delaware
                                       limited partnership, its general
                                       partner

                                       By:  ENRON CAPITAL CORP., a
                                            Delaware corporation, its general
                                            partner


                                         By:   /s/ Wynne M. Snoots, Jr.
                                            ---------------------------------
                                                   Wynne M. Snoots, Jr.
                                                   Agent and Attorney-in-Fact

Stamp:
Judy M. Sullivan                          /s/ Judy M. Sullivan
Notary Public - State of Texas         ---------------------------
My Commission                                 Notary Public
Expires 7/3/99



   (Signature Page to Act of First Amendment of Mortgage, Security Agreement,
               Assignment of Production and Financing Statement)

                      CERTIFICATE OF CORPORATE RESOLUTIONS

The undersigned, Secretary of FORMAN PETROLEUM CORPORATION, a Louisiana corporation ("Company"), does hereby certify to JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP ("Lender") as follows:

     1. The following is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company, and such resolutions have not been altered, amended, rescinded or repealed and are now in full force and effect:

               WHEREAS, the Company did execute a Promissory Note in the original principal amount of $10,000,000.00, payable to the order of Lender (the "Note"); and

               NOW THEREFORE, the Board of Directors of the Company does hereby ratify and reaffirm the execution and delivery of the Note to the Lender and does hereby ratify and reaffirm all covenants and obligations of the Company thereunder; and all liens and other collateral heretofore given as security for the payment of the Note (as hereinafter defined), including specifically, without limitation, the Mortgage and the Financing Statements (each as hereinafter defined); and

               RESOLVED, that the Board of Directors of the Company does hereby authorize the Company to execute and deliver to the Lender (i) an Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement covering certain properties owned by the Company as described therein (the "Mortgage"), (ii) Financing Statements perfecting the security interests created by the Mortgage (the "Financing Statements"), and (iii) the Note, all in substantially the forms presented to this meeting, with such changes therein as the person executing the same shall approve, such approval to be conclusively evidenced by his execution thereof; and further

               RESOLVED, that each officer of the Company is hereby authorized to execute and deliver on behalf of the Company, in such forms as the Lender may require any and all other agreements, instruments and documents which may be requested or required by the Lender to take any and all other action relating to or in connection with the Note, the Mortgage, or the Financing Statements; and further

               RESOLVED, that any and all documents, instruments and agreements executed by an officer of the Company pursuant to these resolutions may contain such terms and conditions as the person executing the same shall approve, including confessions of judgment, pacts de non alienando, waivers of appraisement, and waivers of notice and delay, such approval to be conclusively evidenced by his execution thereof; and further

               RESOLVED, that the signature of any officer of the Company on any agreement, instrument or document is sufficient to bind the Company, and no other signature shall be required; and further

               RESOLVED, that the Lender may rely on these resolutions and these resolutions shall remain in full force and effect until such time as notice to the contrary is duly delivered to the Lender and receipted for in writing by a Vice President of the Lender.

     2. The person who, as an officer of the Company, executed the Note, the Mortgage, and the Financing Statements that are referred to in such resolutions was at the time of such signing and delivery, and is now duly elected, qualified and acting as such officer and the signature appearing on such Note, the Mortgage, and the Financing Statements, is the genuine signature of such officer.

     3. The Note, the Mortgage, and the Financing Statement actually executed by the Company and delivered to the Lender are in substantially the forms of the documents submitted to and approved by the Board of Directors of the Company pursuant to such resolutions.

     IN WITNESS HEREOF, I have hereunto signed my name and set the seal of the Company this 23rd of December, 1996.


                                    By:  /s/ Susan N. Richards
                                       ---------------------------------
                                       Susan N. Richards, Secretary

                             NOTARIAL CERTIFICATION


     I certify that a copy of these resolutions, certified by the Secretary of Forman Petroleum Corporation is attached to an Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement executed by said corporation before me, Notary this 23rd day of December 1996.



                                     /s/ Thomas J. Say
                                    ----------------------------------
                                    Notary Public
                                    For the State of Louisiana
                                    My commission expires at death

                           SCHEDULE OF RECORDING DATA

     Act of First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated December 23, 1996, executed by Forman Petroleum Corporation, passed before Judy M. Sullivan, Notary Public, recorded in the following parishes in the State of Louisiana:

          Parish             Book       Page/Folio  Entry No.
          ------         -------------  ----------  ---------

          Jefferson      Mineral Lease
                         Book 136           166      96-68975
                         MOB 3778           580      96-68975

          Lafourche      COB 1293           358        807596
                         MOB 731            136        807596

          St. Charles    COB 516            659        207615
                         MOB 624            583        207615

          Terrebonne     COB 1538                      989317
                         MOB 1085                      989317
